As Filed with the Securities and Exchange Commission on January 22, 1999
                                         Registration No. 333-

                 SECURITIES AND EXCHANGE COMMISSION
                       Washington. D.C. 20549

                              FORM S-8 POS
                       REGISTRATION STATEMENT
                                Under
                     THE SECURITIES ACT OF 1933

                         eSynch Corporation
          (Exact name of registrant as specified in its charter)
                  Delaware                          87-0461856
      (State or other jurisdiction of incorporation or organization)
                  (I.R.S. Employer Identification No.)
         4600 Campus Drive, Newport Beach, California 92660
              (Address of Principal Executive Offices)


                           JANUARY 1999 STOCK PLAN
                         (Full title of the plan)


                                Tom Hemingway
                           Chief Executive Officer
                            eSynch Corporation
                              4600 Campus Drive
                       Newport Beach, California 92660
                   (Name and address of agent for service)
                              (949) 833-1220
        (Telephone number, including area code, of agent for service)

                                 Copy to:
                   William Vincent Walker, Attorney at Law
             1177 West Loop South, Suite 560 Houston TX 77027

                       CALCULATION OF REGISTRATION FEE

                                     Proposed Maximum  Proposed Maximum
   Title of Securities  Amount To Be   Offering Price  Aggregate Offering    Amount of
     To Be Registered   Registered(1)   Per Share (2)       Price(2)     Registration Fee
   -------------------  -------------  ---------------  -----------------  -------------
     Common Stock.        370,000          $3,9375         $1,456,875         $405.01
    $.001 par value         shares
   -------------------------------------------------------------------------------------

     (1) Includes additional shares of Common Stock that may become issuable pursuant to the anti-dilution adjustment provisions of the January 1999 Stock Plan (the "Plan").

     (2) The aggregate offering price for 370,000 shares of Common Stock registered hereby, which are to be offered to [the Registrant's employees] pursuant to the Plan, is estimated solely for the p purpose of calculating the registration fee, in accordance with Rule 457(h)(1), on the basis of the price of securities of the same class as determined in accordance with Rule 457(c), using the last trading price of the Common Stock of the Registrant as reported on the OTC Market on January 28, 1999.

                     This document contains ___ pages
                       Exhibit Index is on Page ___

                               EXHIBIT INDEX

         Exhibit
         Number         Description
         ------         ------------
         4.1    January 1999 Stock Plan (the "Plan").

         4.2    Corporate Resolutions

         5.1 Opinion of William Vincent Walker, special counsel to the Registrant

        23.1 Consent of William Vincent Walker, (included in the Opinion filed as Exhibit 5.1).

        23.2    Consent of Hansen, Barnett and Maxwell, independent auditors

        24.1 Power of Attorney (included on signature page to the Registration Statement



                               SIGNATURE

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 POS and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newport Beach, State of California, on the 1st day of February, 1999.


                              ESYNCH CORPORATION



                              By:  /S/ Thomas Hemingway
                                   -------------------------
                                   Thomas Hemingway
                                   Chief Executive Officer



                                   eSynch Corporation
                                  CORPORATE RESOLUTION

     The undersigned, representing a majority of the Board of Directors, as presently constituted, of eSynch Corporation, a Delaware Corporation (the Corporation) in accordance with the authority contained in Section 141(f) of the Delaware General Corporation Law and the Bylaws of the corporation, hereby consent to the adoption of the recitals and resolutions set forth below:

     Be it resolved that:   In consideration of continuing support of the
                            Corporation and material contributions to the Corporation, eSynch Corporation is hereby granting Two-Hundred-Ten-Thousand (210,000) shares of eSynch Common Stock to Steve Bazsuly

     January 25, 1999



     /S/ Thomas Hemingway, CEO
     --------------------------
     Thomas Hemingway, CEO



     /S/ James Budd, Vice President
     ------------------------------
     James Budd, Vice President



     /S/ T. Richard Hutt, Secretary
     ------------------------------
     T. Richard Hutt, Secretary
                                   eSynch corporation
                                    500 Campus Drive
                            Newport Beach, California 92660
                                     (949) 833-1220
                                   Fax (949) 833-1204





                                   eSynch Corporation
                                  CORPORATE RESOLUTION


     Be it resolved that:   In consideration of on-going consulting and
                            other material contributions to the well being of the Corporation, eSynch Corporation hereby grants One-Hundred-Thousand (100,000) shares of eSynch Common Stock to Mr. Ian Nuttall.

     January 25, 1999



     /S/ Thomas Hemingway, CEO
     ---------------------------
     Thomas Hemingway, CEO



     /S/ James Budd, Vice President
     ------------------------------
     James Budd, Vice President



     /S/ T. Richard Hutt, Secretary
     ------------------------------
     T. Richard Hutt, Secretary
                                   eSynch corporation
                                    500 Campus Drive
                            Newport Beach, California 92660
                                     (949) 833-1220
                                   Fax (949) 833-1204





                                   eSynch Corporation
                                  CORPORATE RESOLUTION

     The undersigned, representing a majority of the Board of Directors, as presently constituted, of eSynch Corporation, a Delaware Corporation (the Corporation) in accordance with the authority contained in Section 141(f) of the Delaware General Corporation Law and the Bylaws of the corporation, hereby consent to the adoption of the recitals and resolutions set forth below:

     Be it resolved that:   In consideration of continuing support of the
                            Corporation and material contributions to the Corporation, eSynch Corporation is hereby granting Thirty-Thousand (30,000) shares of eSynch Common Stock to Bradley Bacon

     January 25, 1999




     /S/ Thomas Hemingway, CEO
     -------------------------
     Thomas Hemingway, CEO



     /S/ James Budd, Vice President
     ------------------------------
     James Budd, Vice President



     /S/ T. Richard Hutt, Secretary
     ------------------------------
     T. Richard Hutt, Secretary
                                   eSynch corporation
                                    500 Campus Drive
                            Newport Beach, California 92660
                                     (949) 833-1220
                                   Fax (949) 833-1204





                                   eSynch Corporation
                                  CORPORATE RESOLUTION

     The undersigned, representing a majority of the Board of Directors, as presently constituted, of eSynch Corporation, a Delaware Corporation (the Corporation) in accordance with the authority contained in Section 141(f) of the Delaware General Corporation Law and the Bylaws of the corporation, hereby consent to the adoption of the recitals and resolutions set forth below:

     Be it resolved that:   In consideration of continuing support of the
                            Corporation and material contributions to the Corporation, eSynch Corporation is hereby granting Thirty-Thousand (30,000) shares of eSynch Common Stock to Thomas Kirk

     January 25, 1999



     /S/ Thomas Hemingway, CEO
     --------------------------
     Thomas Hemingway, CEO



     /S/ James Budd, Vice President
     ------------------------------
     James Budd, Vice President



     /S/ T. Richard Hutt, Secretary
     -------------------------------
     T. Richard Hutt, Secretary

                                 WILLIAM VINCENT WALKER
                                    Attorney at Law
                            1177 West Loop South, Suite 560
     Telephone (713) 599-1171     Houston, Texas 77027  Telefax (713) 599-1211


                                    29 January 1999


     Board of Directors of
         eSynch Corporation
     4600 Campus Drive
     Newport Beach, California 92660

          Re:   Registration Statement, Form S-8, File No.  333-16295
           (370,000 shares of Common Stock of eSynch Corporation)

     Gentlemen:

          In connection with the proposes registration of Common Stock to be issued by eSynch Corporation (the"Company") under the January 1999 Stock Plan covered by the above-described Registration Statement, the undersigned has examined the following:

          1. The Certificate of Incorporation and amendments thereto of the Company;
          2.  The Bylaws of the Company'
          3.  The Resolutions of the Board authorizing the Plan and issuance
          of        shares;
          4.  The Registration Statement prepared by the Company.

          Based upon such examination and upon the examination of such other instruments, filings and public records as the undersigned deems necessary, the undersigned is of the opinion that:

          1. The Company has been duly incorporated under the laws of the State of Delaware and is validly existing and in good standing under the laws of that state.

          2. The shares of Common Stock of the Company covered by said Registration Statement have been legally authorized and when issued and delivered pursuant to the terms of the Plan and the resolutions described in the Registration Statement, will be legally issued, fully paid, and nonassessable shares of the Company.

          The undersigned hereby consents to the filing of this opinion as an exhibit to said Registration Statement.



                                     Very truly yours,


                                    /S/ William Vincent Walker